Contact:

Investors	News Media
Patty Campanile	Linda Megathlin
(508)236-3147	(508)236-1761
pcampanile@sensata.com	lmegathlin@sensata.com

SENSATA TECHNOLOGIES B.V. ANNOUNCES SECOND QUARTER 2009 RESULTS

•	Second quarter 2009 net revenue was $255.4 million, which is a decrease of 37.1% from $406.2 million for the same period in 2008.

•	Second quarter net income was $23.1 million versus a net loss of $27.9 million for the same time period in 2008.

•	Second quarter 2009 Adjusted EBITDA[1] was $72.7 million, which is a decrease of 28.3% from $101.4 million for the same period in 2008.

Almelo, the Netherlands – July 29, 2009 - Sensata Technologies B.V. announces results of its operations for the second quarter and six months ended June 30, 2009.

(Logo: http://www.newscom.com/cgi-bin/prnh/20070227/CLTU192LOGO)

Highlights of the Second Quarter and Six Months Ended June 30, 2009

Second quarter 2009 net revenue was $255.4 million, a decrease of $150.9 million, or 37.1% from the second quarter of 2008 net revenue of $406.2 million.   Second quarter 2009 net income was $23.1 million versus a net loss of $27.9 million for the same period in 2008.  Second quarter 2009 Adjusted EBITDA1 was $72.7 million, which is $28.7 million or 28.3% lower than the second quarter 2008 Adjusted EBITDA1 of $101.4 million.

When comparing the second quarter of 2009 to the first quarter of 2009, however, net revenue increased by $16.4 million or 6.8% and Adjusted EBITDA1 increased by $16.9 million or 30.2%.

For the six months ended June 30, 2009, net revenue was $494.4 million, which is a decrease of $299.7 million or 37.7% from $794.1 million from the same period in 2008.  Net income was $12.9 million versus a net loss of $154.8 million for the same period in 2008.  Adjusted EBITDA1 was $128.5 million, which is a decrease of $71.5 million or 35.7% lower than Adjusted EBITDA1 of $199.9 million for the six months ended June 30, 2008.

The last twelve months (LTM) Pro-forma Adjusted EBITDA2 was $293.8 million for the period ended June 30, 2009 and $400.1 million for the period ended June 30, 2008.

Quarter ending cash balance was $162.2 million, which was down from $180.3 million at March 31, 2009 but up from $97.5 million at June 30, 2008.

Tom Wroe, Chairman and Chief Executive Officer, said, “Although we saw some stabilization in our end markets during the second quarter, key indicators for global economic conditions still point toward a continued recession, especially in the United States for the near term.  We remain cautious as we move forward.”

Jeff Cote, Chief Financial Officer added, “Our second quarter financials are down as expected from the second quarter of 2008, but we saw increases in both net revenue and Adjusted EBITDA1 when compared to the first quarter of this year.”

(1,2)  See Non-GAAP Measures for discussion of EBITDA, Adjusted EBITDA and Pro-forma Adjusted EBITDA, including a reconciliation of these measures to GAAP net income/(loss).

Recent Developments

On May 25, 2009 the Company completed the purchase of an aggregate principal amount of 10.0 million EUR of its senior subordinated notes in a private transaction.  Cash paid related to this transaction was $5.2 million.

On April 30, 2009, the Company completed the sale of its Vision business to Belgian semiconductor specialist Melexis Tessenderlo N.V.

On April 1, 2009, the Company settled on the completion of its Tender Offers of Senior and Senior Subordinated Notes.  The Company paid $50.7 million plus fees and expenses to repurchase $168.4 million of debt.

Company Earnings Conference Call

The Company will conduct a conference call on Wednesday, July 29, 2009 at 11:00 AM eastern time to discuss the financial results for its second quarter 2009.  The U.S. dial in number is 877-857-6149 and the non-U.S. number is 719-325-4795.  The passcode is 2254905.  For those unable to participate in the conference call, a replay will be available for one week following the call.  To access the replay, the U.S. dial in number 888-203-1112 and the non-U.S. dial in number is 719-457-0820.  The replay passcode is 2254905.  The replay will also be available for one year on our website, http://www.sensata.com.

About Sensata Technologies B.V.

On April 27, 2006, Sensata Technologies B.V., a company owned by an affiliate of Bain Capital Partners, LLC, a leading global private investment firm, completed the acquisition of the Sensors & Controls business of Texas Instruments Incorporated.

Sensata is a leading designer and manufacturer of sensors and controls in each of the key applications in which it competes.  Sensata has business and product development centers in the United States, the Netherlands and Japan; and manufacturing operations in Brazil, China, South Korea, Malaysia, Mexico, and the Dominican Republic, as well as sales offices around the world.  Sensata employs approximately 9,300 people worldwide.

Safe Harbor Statement

This earnings release and our statements on our earnings calls contain forward-looking statements, which may involve risks or uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements.  Factors that might cause these differences include, but are not limited to: risks associated with the current financial crisis and worldwide economic conditions; adverse developments in the automotive industry; the loss of one or more of our suppliers of raw materials; non-performance by our suppliers; continued pricing and other pressures from our customers; fluctuations in foreign currency exchange and interest rates; and our failure to comply with the covenants contained in the credit agreement governing our Senior Secured Credit facility or our other debt agreements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made; and we undertake no obligation to publicly update or revise any forward-looking statements, whether to reflect any future events or circumstances or otherwise.  For a discussion of potential risks and uncertainties, please refer to the risk factors listed in our SEC filings.  Copies of our filings are available from our Investor Relations department or from the SEC website, www.sec.gov.

Non-GAAP Measures

EBITDA, Adjusted EBITDA and Pro-forma Adjusted EBITDA are non-GAAP financial measures.  Pro-forma Adjusted EBITDA is a required measure in our bank reporting.  We define EBITDA as earnings before interest, taxes, depreciation and amortization.  We calculate Adjusted EBITDA by adjusting EBITDA to exclude non-cash expenses, one-time charges associated with becoming a stand-alone company and one time charges associated with becoming an SEC registrant, expenses incurred in connection with acquisitions, and other significant nonrecurring items.  We further adjust Adjusted EBITDA for pro-forma synergies and pro-forma adjustments for discontinued business.  We believe Pro-forma Adjusted EBITDA provides investors with helpful information with respect to our operations.  This also provides a comparative metric to management and investors that is consistent across companies with different capital structures and depreciation policies.  See the table below which reconciles net income/(loss) to EBITDA, Adjusted EBITDA and Pro-forma Adjusted EBITDA.

The following (unaudited) table reconciles net income/(loss) to EBITDA and Adjusted EBITDA for second quarter 2009 and 2008:

($ in 000s)	Three Months Ended June 30, 2009	Three Months Ended June 30, 2008

Net Income/(Loss)	$23,074	$(27,934)
Provision for income taxes	10,876	19,722
Interest expense, net	36,270	50,315
Depreciation and amortization	49,051	49,831
EBITDA (1)	119,271	91,934
Acquisition integration & financing costs, significant nonrecurring items and other	6,804	7,225
Restructuring associated with downsizing	1,203	―
Gain on extinguishment of debt	(120,123)	―
Currency translation loss/(gain) on debt	62,453	(425)
Stock compensation, management fees and other	3,063	2,661
Adjusted EBITDA[1]	$72,671	$101,395

1 See Non-GAAP measures for discussion of EBITDA and Adjusted EBITDA.

The following (unaudited) table reconciles net income/(loss) to EBITDA, Adjusted EBITDA and Pro-forma Adjusted EBITDA for the six months ended June 30, 2009 and 2008:

($ in 000s)	Six Months Ended June 30, 2009	Six Months Ended June 30, 2008

Net Income/(Loss)	$12,889	$(154,822)
Provision for income taxes	18,517	35,612
Interest expense, net	78,430	101,118
Depreciation and amortization	98,927	102,176
EBITDA (1)	208,763	84,084
Acquisition integration & financing costs, significant nonrecurring items and other	12,115	28,783
Impairment of goodwill & intangible assets	19,867	—
Restructuring associated with downsizing	10,726	—
Gain on extinguishment of debt	(120,123)	—
Currency translation (gain)/loss on debt	(6,502)	83,909
Stock compensation, management fees and other	3,636	3,164
Adjusted EBITDA[1]	$128,482	$199,940

LTM Adjusted EBITDA[1] before Pro-forma adjustments	$273,557	$388,002
Pro-forma acquisition synergies	11,404	12,140
Pro-forma adjustment for discontinued operations	8,875	―
LTM Pro-forma Adjusted EBITDA[2]	$293,836	$400,142

1,2 See Non-GAAP measures for discussion of EBITDA, Adjusted EBITDA and
Pro-forma Adjusted EBITDA.

SENSATA TECHNOLOGIES B.V.
Condensed Consolidated Statement of Operations
(Unaudited)

($ in 000s)
	Three Months	Three Months
	Ended	Ended
	June 30, 2009	June 30, 2008
Net revenue	$255,371	$406,221
Operating costs and expenses:
Cost of revenue	168,902	263,059
Research and development	3,960	10,417
Selling, general and administrative	68,213	82,334
Restructuring	2,050	4,895
Total operating costs and expenses	243,125	360,705
Profit from operations	12,246	45,516
Interest expense, net	(36,270)	(50,315)
Currency translation gain and other	58,108	315
Income/(Loss) from continuing operations before taxes	34,084	(4,484)
Provision for income taxes	10,876	19,722
Income/(Loss) from continuing operations, net of taxes	23,208	(24,206)
Loss from discontinued operations, net of taxes	(134)	(3,728)
Net Income/(Loss)	$23,074	$(27,934)

* Certain amounts in the prior period have been re-classified to allow comparison to current year.

SENSATA TECHNOLOGIES B.V.
Condensed Consolidated Statement of Operations
(Unaudited)

($ in 000s)
	Six Months	Six Months
	Ended	Ended
	June 30, 2009	June 30, 2008
Net revenue	$494,387	$794,065
Operating costs and expenses:
Cost of revenue	330,246	532,975
Research and development	9,123	21,219
Selling, general and administrative	138,631	165,623
Impairment of goodwill and intangible assets	19,867	—
Restructuring	13,538	5,205
Total operating costs and expenses	511,405	725,022
(Loss)/Profit from operations	(17,018)	69,043
Interest expense, net	(78,430)	(101,118)
Currency translation gain/(loss) and other	127,249	(79,902)
Income/(Loss) from continuing operations before taxes	31,801	(111,977)
Provision for income taxes	18,517	35,612
Income/(Loss) from continuing operations, net of taxes	13,284	(147,589)
Loss from discontinued operations, net of taxes	(395)	(7,233)
Net Income/(Loss)	$12,889	$(154,822)

SENSATA TECHNOLOGIES B.V.

Notes to (unaudited) Condensed Consolidated Statement of Operations

Basis of Presentation

The accompanying (unaudited) Condensed Consolidated Statement of Operations does not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America for complete financial statements. The accompanying financial information reflects all normal recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the results of our operations for the interim periods presented. This information should be read in conjunction with the consolidated and combined financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and the interim financial statements included in the Company’s Form 10-Q for the period ended March 31, 2009 and the interim financial statements to be included in the Company’s Form 10-Q for the period ended June 30, 2009.

U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements.

CONTACT: Investors, Patty Campanile, +1-508-236-3147, pcampanile@sensata.com, or News Media, Linda Megathlin, +1-508-236-1761, lmegathlin@sensata.com, both of Sensata Technologies B.V.